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                                                                     EXHIBIT 5.1


                                                        July 10, 1996



Ballantyne of Omaha, Inc.
4350 McKinley Street
Omaha, Nebraska  68112

          Re:  Ballantyne of Omaha, Inc. -- Registration
               Statement on Form S-1
               -----------------------------------------

Ladies and Gentlemen:

          We have acted as special federal securities law counsel for Ballantyne of Omaha, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-1 being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering by the Company of 1,265,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"). The Common Stock will be sold to the public in an underwritten public offering by Cowen & Company and L.H. Friend, Weinress Frankson & Presson, Inc.

          We have examined such corporate records, certificates and other documents, including certificates of public officials, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

          Upon the basis of such examination, it is our opinion that when: (i) the registration statement on Form S-1 relating to the Common Stock, as the same may be amended from time to time (the "Registration Statement"), has become effective under the Act and (ii) the Common Stock has been issued and sold as contemplated in the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.
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Ballantyne of Omaha, Inc.
July 10, 1996
Page 2



          The foregoing opinion is limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

          This opinion is solely for the benefit of the addressee hereof and may not be relied upon by any other person without our prior written consent.

                              Very truly yours,

                              /s/ GORDON ALTMAN BUTOWSKY
                                      WEITZEN SHALOV & WEIN